Exhibit 3.79

Articles of Incorporation

We, the undersigned, incorporated hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

Article One: The name of the corporation is Ogden Food Service Corporation of Kansas.

Article Two: The address of the registered office in Kansas is: Ste. 1108 S. Kansas Ave., Topeka, Shawnee 66603 and the name of the resident agent in charge thereof at the above address is: The Prentice-Hall Corporation System, Kansas, Inc.

Article Three: This corporation is organized for profit and the nature of its business or purposes to be conducted or promoted is: Provide various management and operation services to the entertainment industry and to engage in any lawful act or activity for which corporations may be organized under the general Kansas corporation code, and by such statement all lawful acts and activities shall be within the purposes of the corporation, except for express limitations, if any.

Article Four: The total number of shares which the corporation shall be authorized (illegible) is as follows:

100	shares of	common	stock class	par value of x	1.00	each

	shares of		stock class	par value of x		each

	shares of		stock class	without nominal or par value

	shares of		stock class	without nominal or par value

If applicable, state in the space below                      powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock on any special                      of authority to be given to the board of directors:

Article Five: The name and mailing address of each corporation is as follows: c/o Ogden Services Corp., Two Pennsylvania Plaza, New York 10121.

Article Six: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

R. Richard Ablon, c/o Ogden Services Corp., Two Pennsylvania Plaza, New York, NY 10121

Peter Allen, c/o Ogden Services Corporation, Two Pennsylvania Plaza, New York, NY 10121

C. G. Caras, c/o Odgen Services Corp., Two Pennsylvania Plaza, New York, NY 10121

Robert DiGia, c/o Ogden Services Corp., Two Pennsylvania Plaza, New York, NY 10121

Article Seven: Is this corporation to exist perpetually?    Yes  ☒    No  ☐ If no, the term for which this corporation is to exist is                                              .

Article Eight: The corporation’s annual fiscal year closing date is (if known) December, 31 .
Month, day

In Testimony Whereof we have hereunto subscribed our names this 12th day of February, A.D. 1993.

(Signatures must correspond to the names of the incorporator(s) listed in Articles Five.)

/s/ J.L. Effinger
J.L. Effinger

2

State of New York	)
) ss.
County of New York	)

Before me, a Notary Public in and for said county and state, personally appeared J.L. Effinger who are known to me to be the same persons who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same.

In Witness Whereof, I have hereunto subscribed my name and affixed my official seal, this 12th day of February, A.D. 1993.

My appointment or commission expires October 1, 1994.

PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE

WITH $75 FILING FEE, TO:

Secretary of State 2nd Floor, State Capital Topeka KS 66612-1594 (913) 296-2236

3

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT’S OFFICE

IN COMPLIANCE WITH             17-6204

I, John H. Pelletier, Assistant Vice President of The Prentice-Hall Corporation System, Kansas, Inc., do hereby certify for and on behalf of said corporation that The Prentice-Hall Corporation System, Kansas, Inc., a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporation per the attached list.

I further certify that The Prentice-Hall Corporation System, Kansas, Inc., as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective December 20, 1999 is 200 S.W. 30th Street, Topeka, Shawnee County, Kansas 66611, where, at said new address, such resident agent will thereafter maintain a registered office for each of the corporations per the attached list.

Dated: December 16, 1999

/s/ John H.P. Pelletier
John H. P. Pelletier, Assistant Vice President

Attest:

/s/ Vicki Schreiber
Vicki Schreiber, Asst Secretary

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED that, on December 16th, 1999, before me, Merryl Wiener, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came John H. Pelletier, Assistant Vice President of The Prentice-Hall Corporation System, Kansas, Inc., and Vicki Schreiber, Assistant Secretary of said corporation, who are known to me, and who each executed the foregoing Certificate of Change of Address of Resident Agent’s Office before me and acknowledged the same to be his act and deed and the act and deed of said corporation, and acknowledged that the facts stated therein are true.

Given under my hand and official seal on December 16, 1999

/s/ Merryl Wiener
Notary Public

Notarial Seal

1691997	ABILENE SUPER 8, INC.

644542	AGRI-GRAPHICS, INC.

61499	ALEXANDER & ALEXANDER OF KANSAS INC.

1834720	APPLIED BIOCONCEPTS INC.

2184588	ASC TELECOM, INC.

321141	ASSOCIATED CONSTRUCTION SERVICES, INC.

2200442	BED BATH & BEYOND OF OVERLAND PARK INC.

906057	CHARTER BEHAVIORAL HEALTH SYSTEM OF KANSAS CITY, INC.

931550	CHARTER WICHITA BEHAVIORAL HEALTH SYSTEM, INC.

746396	CHILI’S OF KANSAS, INC.

2242634	CHOICEPOINT HEALTH SYSTEMS INC.

2436640	COLUMBIA MID-WEST DIVISION, INC.

383747	DAY SURGERY, INC.

1668482	DIAMOND DEVELOPMENT, INC.

2221141	DODGE CITY HEALTHCARE PARTNER, INC.

406991	FASHION CONSPIRACY-KANSAS, INC.

2193290	FINANCIAL ALTERNATIVE RESOURCES, INC.

1572817	FINANCIAL PLANNING PARTNERS, LTD.

1634922	FRANK CRYSTAL & CO., INC. (MIDWEST)

2309078	GOLDEN ARCH OF KANSAS, INC.

584433	HARVEST BRANDS, INC.

2096469	HOST INTERNATIONAL, INC. OF KANSAS

65748	J.B.N. TELEPHONE COMPANY, INC.

589648	JOLLY OX CLUB OF KANSAS, INC.

697813	KAISER FOUNDATION HEALTH PLAN OF KANSAS CITY, INC.

244079	KANSAS CHRISTIAN HOME, INC. (DISCIPLES OF CHRIST)

786897	KANSAS HOSPITALITY SERVICES, INC.

1560200	KCWE-TV, INC.

2329373	KSA MANAGEMENT, INC.

820068	MCCAW COMMUNICATIONS OF ST. JOSEPH, INC.

457275	MCDONALD’S RESTAURANTS OF KANSAS, INC.

2446367	MEDICAL HOLDINGS, INC.

694646	MEDICAL MANAGEMENT, INC.

1597004	MEDITRUST OF KANSAS, INC.

2290062	MMS KANSAS CITY, INC.

741397	NATIONAL BASEBALL CONGRESS, INC.

7440472	NATIONAL DRUG & SAFETY LEAGUE

7228067	NATIONAL EMERGENCY MEDICINE ASSOCIATION, INC.

622456	NATIONAL ENVELOPE CORP. MIDWEST

7190382	NORTH SHORE ANIMAL LEAGUE, INC.

698035	OB-GYN DIAGNOSTICS, INC.

2049013	OGDEN FOOD SERVICES CORPORATION OF KANSAS

2212561	OVERLAND PARK HOMECARE SERVICES, INC.

872259	PRECISIONAIRE OF THE MIDWEST, INC.

1632272	QUEST FUTURES GROUP, INC.

122713	SCI KANSAS FUNERAL SERVICES, INC.

916965	SECTION FOUR OF THE ROLLER SKATING RINK OPERATORS ASSOCIATION

623065	SERVICES OF KANSAS, INC.

41562	SJL OF KANSAS CORP.

2252583	SPRINT HEALTHCARE SYSTEMS, INC.

2429777	SPRINT INTERNATIONAL HOLDING, INC.

2283141	SPRINT IRIDIUM, INC.

2457125	SPRINT VENTURES, INC.

2389757	SPRINTCOM, INC.

865550	SURGICARE OF WICHITA, INC.

920033	SURGICENTER OF JOHNSON COUNTY, INC.

236968	THE AMERICAN ASSOCIATION OF TEACHERS OF SPANISH AND PORTUGUESE, INC.

2478600	TOTAL HEALTHCARE, INC.

2316792	UC PHONECO, INC.

86082	UNITED STATES CORPORATION COMPANY

2316800	UST PHONECO, INC.

1789445	UTI HOLDING COMPANY, INC.

2372076	VILLA PIZZA OF KANSAS, INC.

2372084	VILLA RESTAURANT, INC.

224956	WHCMB OVERLAND PARK, INC.

346452	WINDSOR AT BARCLAY SQUARE, INC.

556514	WINDSOR AT CEDARBROOKE, INC.

346445	WINDSOR AT EASTBOROUGH, INC.

346429	WINDSOR AT ROCKBOROUGH, INC.

556522	WINDSOR AT WOODBROOKE, INC.

556506	WINDSOR AT WOODGATE, INC.

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

OGDEN FOOD SERVICE CORPORATION OF KANSAS

We, Michael O’Hara, Vice President, and Priscilla M. Bodnar, Secretary of Ogden Food Service Corporation of Kansas, a corporation organized and existing under the laws of the State of Kansas, and whose registered office is at the Corporation Company, 515 South Kansas Avenue, in the city of Topeka, Kansas 66603, do hereby certify that by unanimous consent of the Board of Directors of said corporation dated the 2nd day of June, 2000, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article First thereof so that, as amended said Article shall be and read as follows:

The name of the Corporation is:

ARAMARK Food Service Corporation of Kansas.

In lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent the said amendment.

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 2nd day of June, 2000.

/s/ MichaelO’Hara
Michael O’Hara, Vice President

/s/ Priscilla M. Bodar
Priscilla M. Bodnar, Secretary

State of Pennsylvania	)
	)	ss.
County of Philadelphia	)

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared: Michael O’Hara, Vice President and Priscilla M. Bodnar, Secretary of Ogden Food Corporation of Kansas, a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 2nd day of June, 2000.

/s/ Eileen Richardson
Notary Public

[SEAL]

My appointment or commission expires December 24, 2001

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $20 MUST ACCOMPANY THIS DOCUMENT.

MAIL THIS DOCUMENT, WITH FEE, TO:

Secretary of State

Capitol, 2nd Floor

Topeka, KS 66612

Secretary of State/Corporation Division

Change of Registered Office or Agent

We, Michael O’Hara, President or Vice President and Priscilla M. Bodnar, Secretary or Assistant Secretary of ARAMARK Food Services Corporation of Kansas, a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

Be it resolved that the Registered Office in the State of Kansas of said corporation be changed to:

c/o The Corporation Company, Inc., 515 South Kansas Avenue, Topeka, Shawnee County, KS 66608
Street and Number Town or City County State	Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:

THE CORPORATION COMPANY, INC.

Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

/s/ Michael O’Hara
Michael O’Hara, Vice President

/s/ Priscilla M. Bodnar
Priscilla M. Bodnar, Secretary

State of Pennsylvania	)
	)	ss.
County of Philadelphia	)

Before me, a Notary Public, came Michael O’Hara, President, Vice President and Priscilla M. Bodnar, Secretary, Assistant Secretary of the above-named corporation, who are known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 13th day of June, 2000.

                                                                                                                                                                                                    Year

/s/ Ellen Richardson
Notary Public

[Seal]

My commission or appointment expires 2/24/01

Month Year

Please submit this form in duplicate, with $10 filing fee, to:

Ron Thornburgh, Secretary of State, 2nd Floor, State Capitol, 360 S.W. 10th Avenue,

Topeka, KS 66612-1594, (785) 296-4364

2

Kansas Secretary of State

Certificate of Corporation Reinstatement    RR

All information must be completed or this document will not be accepted for filing.

1.	The name of the corporation as it existed when the corporation forfeited:

ARAMARK Food Service Corporation of Kansas

2.	Address of registered office in Kansas: (Address must be a street address. A post office box is unacceptable.)

515 South Kansas Avenue

Topeka, Kansas 66603

   City           State        Zip Code

Name of resident agent at the registered office: The Corporation Company, Inc.

3.	The corporation was organized in the state of Kansas

4.	The corporate existence or authority to engage in business in the state of Kansas: (Select one)

☒      Has been forfeited for failure to timely file its annual report and pay its franchise tax.

Has expired or will expire on the      day of                     ,         .

Is this corporation perpetual?    Yes  ☐    No  ☐

If no, the term for which this corporation is to exist                             .

Has been forfeited for failure to designate or maintain a resident agent and registered office.

Extension to file was granted; due on 6/15/2002

This certificate is filed by the authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of K.S.A. 17-7002.

I/We (circle one) declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct: Executed on the 17th of May , 2002 .

                                   Day            Month   Year

Attest:
/s/ illegible	and	/s/ David I. Buckman
President or Vice President		Secretary or Assistant Secretary David I. Buckman

Both signatures are required